FOR:	International Speedway Corporation
CONTACT:	Investor Relations (386) 681-6516

INTERNATIONAL SPEEDWAY CORPORATION ANNOUNCES CHIEF FINANCIAL OFFICER RETIREMENT

~SUCCESSOR NAMED~

DAYTONA BEACH, Fla. - September 29, 2016 - International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) (“ISC”) today announced that Executive Vice President, Chief Financial Officer and Treasurer Daniel W. Houser will retire effective November 30, 2016. Mr. Houser will be succeeded by Gregory S. Motto effective December 1, 2016. Mr. Motto currently serves as the Company’s Vice President, Finance and Accounting and Controller.
Mr. Houser, age 65, has served the Company in several financial executive roles for 23 years, most recently as CFO since February 2009. As CFO, Houser oversees all financial, tax, treasury and investor relations functions at ISC. Houser will remain as an advisor to the Company through 2017.
Mr. Motto, age 43, has been with ISC since 2000. He was promoted to Vice President in April 2015 and has served as Controller for the Company since 2008, with direct responsibility over accounting operations, financial reporting, internal controls and integrated financial planning. During his time with ISC, Motto has served in a number of roles of increasing responsibility within the finance and accounting functions including Financial Analyst, Assistant Controller and Director of Strategic Planning.
“We thank Dan for his many years of service to ISC, always working to help us maintain a strong balance sheet that enables us to execute our strategic initiatives” said ISC Chief Executive Officer Lesa Kennedy. “We are very excited to have Greg Motto ready to take over the financial leadership role. Dan and Greg have worked together for the last 18 months to achieve an efficient and effective transfer of duties. Greg has the full confidence of Management and our Board of Directors as we move forward.”
International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 13 of the nation's major motorsports entertainment facilities, including Daytona International

Speedway® in Florida (home of the DAYTONA 500®); Talladega Superspeedway® in Alabama; Michigan International Speedway® located outside Detroit; Richmond International Raceway® in Virginia; Auto Club Speedway of Southern CaliforniaSM near Los Angeles; Kansas Speedway® in Kansas City, Kansas; Phoenix International Raceway® in Arizona; Chicagoland Speedway® and Route 66 RacewaySM near Chicago, Illinois; Homestead-Miami SpeedwaySM in Florida; Martinsville Speedway® in Virginia; Darlington Raceway® in South Carolina; and Watkins Glen International® in New York.
The Company also owns and operates Motor Racing NetworkSM, the nation's largest independent sports radio network and Americrown Service CorporationSM, a subsidiary that provides catering services, and food and beverage concessions. In addition, the Company has a 50.0 percent interest in the Hollywood Casino at Kansas Speedway. For more information, visit the Company's Web site at www.internationalspeedwaycorporation.com.
Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.
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